ETF Managers Trust
Amended and Restated Distribution Plan

SCHEDULE A

As Amended October 15, 2021

Series of ETF Managers Trust	Rule 12b-1 Fee

ETFMG Prime Cyber Security ETF	0.25% of average daily net assets
ETFMG Prime Mobile Payments ETF	0.25% of average daily net assets
Blue Star Israel Technology ETF	0.25% of average daily net assets
Etho Climate Leadership U.S. ETF	0.25% of average daily net assets
ETFMG Alternative Harvest ETF	0.25% of average daily net assets
Wedbush ETFMG Global Cloud Technology ETF	0.25% of average daily net assets
Wedbush ETFMG Video Game Tech ETF	0.25% of average daily net assets
AI Powered Equity ETF	0.25% of average daily net assets
ETFMG Sit Ultra Short ETF	0.25% of average daily net assets
ETFMG Travel Tech ETF	0.25% of average daily net assets
ETFMG Treatments Testing and Advancements ETF	0.25% of average daily net assets
ETFMG U.S. Alternative Harvest ETF	0.25% of average daily net assets
ETFMG 2X Daily Alternative Harvest ETF	0.25% of average daily net assets
ETFMG 2X Daily Video Game Tech ETF	0.25% of average daily net assets
ETFMG Prime 2X Daily Junior Silver Miners ETF	0.25% of average daily net assets
ETFMG Prime 2X Daily Inverse Junior Silver Miners ETF	0.25% of average daily net assets
ETFMG 2x Daily Travel Tech ETF	0.25% of average daily net assets
ETFMG 2X Daily Inverse Alternative Harvest ETF	0.25% of average daily net assets
ETFMG Breakwave Sea Decarbonization Tech ETF	0.25% of average daily net assets
ETFMG Real Estate Tech ETF	0.25% of average daily net assets